UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 6, 2014
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, UT 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 5, 2014 the Audit Committee (the "Committee") of Nu Skin Enterprises, Inc. (the "Company") determined to restate the Company's consolidated financial statements for the quarter ended March 31, 2014 to correct the accounting related to (i) hyper-inflationary adjustments with respect to operations in Venezuela, and (ii) tax rebates related to the Company's new China headquarters. Based on discussions with its independent registered public accounting firm, PricewaterhouseCoopers LLP, the Committee has determined that hyper-inflationary adjustments should have been recorded as charges to Other Income (Expense) rather than as adjustments to Accumulated Other Comprehensive Loss in the Stockholders' Equity section of the balance sheet. The Committee also determined that the Company should have recorded income to Other Income (Expense) for the China tax rebates.

The Company plans to make these corrections by restating its consolidated financial statements for the period ended March 31, 2014 in an amendment to its Quarterly Report on Form 10-Q to include a $21 million charge to Other Income (Expense) related to the hyper-inflationary accounting error and $7 million of income related to the China tax rebate. With respect to the hyper-inflationary correction, $15 million related to the first quarter of 2014, and $6 million related to periods prior to 2014. The Company does not plan to amend financial statements for periods prior to 2014 as the amounts were determined to be immaterial.

A preliminary estimate of the impact of these corrections is shown in the following tables:

	Three Months Ended March 31, 2014 (in thousands, except per share amounts)
	As Reported	As Adjusted	Difference

Revenue	$671,061	$671,061	─

Cost of sales	106,644	106,644	─

Gross profit	564,417	564,417	─

Operating expenses:
Selling expenses	313,101	313,101	─
General and administrative expenses	150,119	150,119	─
Total operating expenses	463,220	463,220	─

Operating income	101,197	101,197	─

Other income (expense), net	(3,604)	(17,508)	(13,904)
Income before provision for income taxes	97,593	83,689	(13,904)
Provision for income taxes	33,332	28,835	(4,497)

Net income	$64,261	$54,854	(9,407)

Net income per share:
Basic	$1.09	$0.93	$(0.16)
Diluted	$1.05	$0.90	$(0.15)

Weighted average common shares outstanding:
Basic	58,869	58,869	─
Diluted	61,227	61,227	─

	As of March 31, 2014 (in thousands)
	As Reported	As Adjusted	Difference

ASSETS
Current assets:
Cash and cash equivalents	$284,580	$284,580	─
Current investments	18,703	18,703	─
Accounts receivable	56,644	56,644	─
Inventories, net	410,668	410,668	─
Prepaid expenses and other	149,523	150,375	852
	920,118	920,970	852

Property and equipment, net	411,929	411,929	─
Goodwill	112,446	112,446	─
Other intangible assets, net	81,377	81,377	─
Other assets	115,751	115,751	─
Total assets	$1,641,621	$1,642,473	852

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$51,276	$51,276	─
Accrued expenses	449,434	439,815	(9,619)
Current portion of long-term debt	88,031	88,031	─
	588,741	579,122	(9,619)

Long-term debt	109,882	109,882	─
Other liabilities	79,418	77,910	(1,508)
Total liabilities	778,041	766,914	(11,127)

Stockholders' equity:
Class A common stock	91	91	─
Additional paid-in capital	399,677	399,677	─
Treasury stock, at cost	(848,335)	(848,335)	─
Accumulated other comprehensive loss	(66,250)	(44,864)	21,386
Retained earnings	1,378,397	1,368,990	(9,407)
	863,580	875,559	11,979
Total liabilities and stockholders' equity	$1,641,621	$1,642,473	852

On August 5, 2014, the Committee concluded, after discussion with the Company's management and its independent registered public accounting firm that as a result of the error, the financial statements for the three-month period ended March 31, 2014 included in the Company's quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2014 should no longer be relied upon.

The Company is in the process of assessing the effectiveness of its internal control over financial reporting and its disclosure controls and procedures in light of the matters disclosed in this Current Report on Form 8-K. The Company will report the results of those assessments in future filings, but expects that, as a result of the restatement of its unaudited financial statements for the first quarter of 2014, it will conclude that its disclosure controls and procedures were not effective as of March 31, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NU SKIN ENTERPRISES, INC.
 (Registrant)

/s/ Ritch Wood
Ritch Wood
 Chief Financial Officer

Date:  August 6, 2014